Exhibit 21

SUBSIDIARIES OF SAUL CENTERS, INC.

11503 Rockville Pike LLC

Ashburn Village Center LLC

Avenel Business Park, LLC

Avenel VI Inc.

Briggs Chaney Plaza, LLC

Clarendon Center LLC

Kentlands Lot 1, LLC

Leesburg Pike Plaza LLC

Metro Pike Center, LLC

Ravenwood Shopping Center LLC

Saul Holdings Limited Partnership

Saul Monocacy, LLC

Saul QRS, Inc.

Saul Subsidiary I Limited Partnership

Saul Subsidiary II Limited Partnership

SCI 3000 Washington, LLC

Smallwood Village Center, LLC

Thruway Shopping Center LLC

Westview Village Center, LLC